SMC Global Securities Limited

Index to Condensed Consolidated Financial Statements

Pages

Statement of Income

2

Balance Sheet

4

Statement of Cash Flows

6

Statement of Changes in Shareholders’ Equity

8

Notes to Financial Statements

9-26

SMC Global Securities Limited

Condensed Consolidated Statement of Income

(Unaudited)

For the quarter ended September 30, (` in thousands, except per share data)	2013	2014	2014 Convenience translation into US$
Revenues:
Commission income	343,957	423,026	6,832
Proprietary trading, net	323,698	324,881	5,247
Distribution income, net	3,777	13,566	219
Interest and dividends	79,434	114,013	1,841
Other income	38,465	176	3
Total revenues	789,331	875,662	14,142
Expenses:
Exchange, clearing and brokerage fees	262,505	301,551	4,870
Employee compensation and benefits	232,420	246,061	3,974
Information and communication	10,555	16,399	265
Advertisement expenses	35,692	68,992	1,114
Depreciation and amortization	18,652	18,073	292
Interest expense	29,597	30,168	487
General and administrative expenses	102,177	66,524	1,074
Total expenses	691,598	747,768	12,076
Income before income taxes	97,733	127,894	2,066
Income taxes	17,834	56,395	911
Net Income	79,899	71,499	1,155

Net Income attributable to Non-Controlling Interest	226	226	4
Fund Transferred to Statutory Reserve	1,015	1,248	20
Net Income attributable to SMC Global	78,658	70,025	1,131
Net Income	79,899	71,499	1,155
Earnings per share:
Basic Earnings before extraordinary gain (refer note 20)	0.70	0.63	0.01
Basic Extraordinary gain	-	-	-
Basic Net income (refer note 20)	0.70	0.63	0.01
Weighted average number of shares used to compute basic and diluted earnings per share	113,134,450	113,134,450	113,134,450
Diluted Earnings before extraordinary gain (refer note 20)	0.70	0.63	0.01
Diluted Extraordinary gain	-	-	-
Diluted Net income (refer note 20)	0.70	0.63	0.01
Weighted average number of shares used to compute basic and diluted earnings per share	113,134,450	113,134,450	113,134,450

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statement of Income

(Unaudited)

For the six months ended September 30, (` in thousands, except per share data)	2013	2014	2014 Convenience translation into US$
Revenues:
Commission income	702,796	817,026	13,195
Proprietary trading, net	587,612	803,497	12,976
Distribution income, net	10,134	23,249	375
Interest and dividends	164,696	211,346	3,413
Other income	97,281	29,823	482
Total revenues	1,562,519	1,884,941	30,441
Expenses:
Exchange, clearing and brokerage fees	552,100	613,519	9,908
Employee compensation and benefits	434,047	461,362	7,451
Information and communication	26,579	30,339	490
Advertisement expenses	86,443	119,391	1,928
Depreciation and amortization	39,162	32,697	528
Interest expense	69,953	57,396	927
General and administrative expenses	178,727	211,425	3,414
Total expenses	1,387,011	1,526,129	24,646
Income before income taxes	175,508	358,812	5,795
Income taxes	45,030	107,399	1,734
Net Income	130,478	251,413	4,061

Net Income attributable to Non-Controlling Interest	582	430	7
Fund Transferred to Statutory Reserve	3,917	2,836	46
Net Income attributable to SMC Global	125,979	248,147	4,008
Net income	130,478	251,413	4,061
Earnings per share:
Basic Earnings before extraordinary gain (refer note 20)	1.15	2.22	0.04
Basic Extraordinary gain	-	-	-
Basic Net income (refer note 20)	1.15	2.22	0.04
Weighted average number of shares used to compute basic earnings per share	113,134,450	113,134,450	113,134,450
Diluted Earnings before extraordinary gain (refer note 20)	1.15	2.22	0.04
Diluted Extraordinary gain	-	-	-
Diluted Net income (refer note 20)	1.15	2.22	0.04
Weighted average number of shares used to compute diluted earnings per share	113,134,450	113,134,450	113,134,450

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheet

(Unaudited)

As of (` in thousands)	March 31, 2014	Sept. 30, 2014	Sept. 30, 2014 Convenience translation into US$
Assets
Cash and cash equivalents	147,290	180,740	2,919
Receivables from clearing organizations (net of allowance for doubtful debts of ` Nil as of March 31, 2014 and ` Nil as of September 30, 2014)	963,748	983,623	15,885
Receivables from customers (net of allowance for doubtful debts of ` 168,750 as of March 31, 2014 and ` 197,122 as of September 30, 2014)	778,515	1,387,486	22,408
Due from related parties	39,242	85,442	1,380
Securities owned:
Equity Shares & Bonds, at market value	1,255,525	1,132,478	18,289
Commodities, at market value	192,523	284,071	4,588
Derivatives assets held for trading	763,097	786,120	12,696
Investments	265,620	270,760	4,373
Deposits with clearing organizations and others	2,405,757	2,646,418	42,739
Property and equipment (net of accumulated depreciation of ` 593,759 as of March 31, 2014 and ` 607,564 as of September 30, 2014)	144,094	157,799	2,548
Intangible assets (net of accumulated amortization of ` 139,458 as of March 31, 2014 and ` 140,679 as of September 30, 2014)	125,786	125,318	2,024
Deferred taxes, net	266,992	265,675	4,291
Other assets	1,593,630	1,463,071	23,628
Total Assets	8,941,819	9,769,001	1,57,768
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	719,436	828,035	13,373
Payable to customers	2,272,436	2,444,842	39,484
Derivates Held for trading	115,511	187,131	3,022
Accounts payable, accrued expenses and other liabilities	317,925	472,757	7,635
Deposits received from customers	-	276	4
Overdrafts and long term debt	579,369	647,860	10,463
Total Liabilities	4,004,677	4,580,901	73,981
Commitments and contingencies (Note 23)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheet

(Unaudited)

As of (` in thousands)	March 31, 2014	Sept. 30, 2014	Sept. 30, 2014 Convenience translation into US$
Shareholders' Equity
Common Stock	226,269	226,269	3,654
(140,050,000 common stock authorized; 113,134,450 and 113,134,450 equity shares issued and outstanding as of March 31, 2014 and September 30, 2014, par value ` 2)	-	-	-
Preferred Stock	-	-	-
(5,000,000 preferred stock authorized; Nil and Nil preference shares issued outstanding as of March 31, 2014 and September 30, 2014, par value ` 10)	-	-	-
Subscription received in advance	-	-	-
Additional paid in capital	3,644,136	3,644,136	58,853
Retained earnings	1,067,815	1,314,184	21,223
Accumulated other comprehensive income / (loss)	(7,144)	(2,985)	(48)
Total Shareholder’s Equity	4,931,076	5,181,604	83,682
Non-controlling interest	6,066	6,496	105
Total Liabilities and Shareholder’s Equity	8,941,819	9,769,001	157,768

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statement of Cash Flows

(Unaudited)

For the six months ended September 30, (` in thousands)	2013	2014	2014 Convenience translation into US$
Cash flows from operating activities
Net profit	125,979	248,147	4,008
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	39,162	32,697	528
Deferred tax expense / (benefit)	865	1,318	21
(Gain)/Loss on sale of property and equipment	375	(1,434)	(23)
(Gain) / Loss on sale of investment	(28)	19,124	309
Fair value (gain) / loss on investment	6,637	(57,955)	(936)
Fair value (gain) / loss on trading securities	18,519	292,647	4,726
Fund transferred to Statutory Reserve	3,917	2,836	46
Minority Interest	(582)	430	7
Allowance for doubtful debts	14,541	28,828	466
Provision for gratuity & Leave Encashment	7,392	8,089	131
Changes in assets and liabilities:
Receivables from clearing organizations	(1,429)	(19,875)	(321)
Receivables from customers	172,230	(637,800)	(10,300)
Dues from related parties	10,194	(46,200)	(746)
Dues to related parties	-	-	-
Securities owned	(143,494)	(169,600)	(2,739)
Commodities	117,107	(91,549)	(1,479)
Derivatives held for trading	(168,208)	48,597	785
Deposits with clearing organizations and others	250,781	(240,385)	(3,883)
Other assets	85,630	130,559	2,109
Payable to broker-dealers and clearing organizations	(83,075)	108,599	1,754
Payable to customers	45,844	172,406	2,783
Accounts Payable and Accrued expenses	34,966	146,743	2,370
Net cash used in operating activities	537,323	(23,778)	(384)
Cash flows from investing activities
Purchase of property and equipment	(10,591)	(46,826)	(756)
Proceeds from sale of property and equipment	1,808	2,480	40
Purchase of investments	(135,278)	(71,025)	(1,147)
Proceeds from sale of investments	129,718	104,716	1,691
Acquisition of intangible assets	(112)	(153)	(2)
Goodwill on acquisition of Subsidiary’s Stake	(7,216)	-	-
Net cash used in/from investing activities	(21,671)	(10,808)	(174)

SMC Global Securities Limited

Condensed Consolidated Statement of Cash Flows

(Unaudited)

For the six months ended September 30, (` in Thousands)	2013	2014	2014 Convenience translation into US$
Cash flows from financing activities
Net movement in overdrafts and long term debts		68,491
	(319,467)		1106
Proposed dividend and tax thereon	(31,767)	(4,615)	(75)
Subscription received in advance	-	-	-
Issue of Share Capital	-	-	-
Additional paid in capital	-	-	-
Net cash provided by financing activities	(351,234)	63,876	1031
Effect of exchange rate changes on cash and cash equivalents	(1,661)	4,160	67
Adjustment on account of change in Minority Interest	174	-	-
Net Increase / (decrease) in cash and cash equivalents during the period	162,931	33,450	540
Add : Balance as of beginning of the period	220,055	147,290	2,379
Balance as of end of the period	382,986	180,740	2,919

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statement of Changes in Shareholders’ Equity

(Unaudited)

Six months ended September 30, 2013

(` in thousands)	Common Stock		Subscription received in advance	Additional Paid in Capital	Retained earnings	Other reserves	Accumulated other comprehensive income / (loss)	Non-controlling interest	Total
	Shares	Par value
Balance as of March 31, 2013	113,134,450	226,269	-	3,644,136	865,621	-	(3,830)	12,997	4,745,193
Increase of stake in subsidiary	-	-	-	-	-	-	-	(8,206)	(8,206)
Proposed Dividend and tax thereon	-	-	-	-	(31,767)	-	-	-	(31,767)
Fund Transferred to Statutory Reserve	-	-	-	-	3,917	-	-	-	3,917
Net income for the period	-	-	-	-	125,979	-	(1,661)	582	124,900
Balance as of September 30, 2013	113,134,450	226,269	-	3,644,136	963,750	-	(5,491)	5,373	4,834,037
Balance as of September 30, 2013 Convenience translation into US$		3,616	-	58,232	15,400	-	(88)	86	77,246

Six months ended September 30, 2014

(` in thousands)	Common Stock		Subscription received in advance	Additional Paid in Capital	Retained earnings	Other reserves	Accumulated other comprehensive income / (loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31, 2014	113,134,450	226,269	-	3,644,136	1,067,815	-	(7,144)	6,066	4,937,142
Increase of stake in subsidiary	-	-	-	-	-	-	-	-	-
Proposed Dividend and tax thereon	-	-	-	-	(4,615)	-	-	-	(4,615)
Fund Transferred to Statutory Reserve	-	-	-	-	2,837	-	-	-	2,837
Net income for the period	-	-	-	-	248,147	-	4,159	430	252,736
Balance as of September 30, 2014	113,134,450	226,269	-	3,644,136	1,314,184	-	(2,985)	6,496	5,188,100
Balance as of September 30, 2014 Convenience translation into US$		3,654	-	58,853	21,223	-	(48)	105	83,787

The accompanying notes are an integral part of these financial statements.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE, BSE, MCX and United Stock Exchange Limited (“USE”) in currency segment of the Exchange. The Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also provides depository participant services through Central Depository Services (India) Limited and National Securities Depository Limited. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity and Derivatives Exchange Limited (“NCDEX”), Multi Commodity Exchange of India (“MCX”), Indian Commodity Exchange Limited (“ICEX”), Ace Derivatives and Commodity Exchange Limited (“ACE”), National Multi Commodity Exchange of India Limited (“NMCE”), National Spot Exchange Limited (“NSEL”) and Universal Commodity Exchange Limited (“UCX”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade Limited holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also a subsidiary (97.58%) of SMC Comtrade Limited and holds direct broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance. The Company is a holding company of SMC Investments and Advisors Limited (Formerly known as Sanlam Investments and Advisors (India) Limited) which is engaged in the business of portfolio management and consultancy. The Company is also holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI (Securities and Exchange Board of India) and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI"). The Company has also formed a wholly owned subsidiary, SMC ARC Limited. The Company is holding company of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) engaged in the business of Financing and Investments. SMC Real Estate Advisors Private Limited (formerly known as SMC Securities Private Limited), a wholly owned subsidiary of SMC Finvest Limited, is engaged in the business of real estate broking and other financial services.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its subsidiaries (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade Limited, SMC Investments and Advisors Limited, SMC Capitals Limited, SMC ARC Limited, Moneywise Financial Services Private Limited, SMC Real Estate Advisors Private Limited (formerly known as SMC Securities Private Limited), SMC Comex International DMCC, SMC Insurance Brokers Private Limited, SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited).

All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “`”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the period ended Sep 30, 2014 have been translated into U.S.dollars (US$) at US$1.00 = ` 61.92 based on the spot exchange as on Sep 30, 2014 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

All advertising costs are expensed as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

iii) Compensated Absence

The employees of the Group are entitled to compensated absences based on the unavailed leave balance and the last drawn salary of the respective employees. The Group has provided for the liability on account of compensated absences in accordance with ASC 710-10-25 (SFAS No. 43, "Accounting for Compensated Absences"). The Group records a liability based on actuarial valuations.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended June 30, 2014, was equal to the Group’s net earnings.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

Reclassification Out of Accumulated Other Comprehensive Income

In February 2013, the FASB issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which required new footnote disclosures of items reclassified from Accumulated Other Comprehensive Income (AOCI) to net income. The requirements became effective for the company from April 1, 2013.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Testing Indefinite-Lived Intangible Assets for Impairment

In July 2012, the FASB issued ASU No. 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. The ASU is intended to simplify the guidance for testing the decline in the realizable value (impairment) of indefinite-lived intangible assets other than goodwill. Some examples of intangible assets subject to the guidance include indefinite live trademarks, licenses and distribution rights. The ASU allows companies to perform a qualitative assessment about the likelihood of impairment of an indefinite-lived intangible asset to determine whether further impairment testing is necessary, similar in approach to the goodwill impairment test. The ASU became effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. In performing the annual impairment analysis for indefinite-lived intangible assets in July 2013, including goodwill, SMC elected to bypass the optional qualitative assessment described above, choosing instead to perform a quantitative analysis.

Offsetting

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. The ASU requires new disclosures for derivatives, resale and repurchase agreements, and securities borrowing and lending transactions that are either offset in the balance sheet (presented on a net basis) or subject to an enforceable master netting arrangement or similar arrangement. The standard requires disclosures that provide incremental gross and net information in the current notes to the financial statements for the relevant assets and liabilities. The ASU did not change the existing offsetting eligibility criteria or the permitted balance sheet presentation for those instruments that meet the eligibility criteria. The new incremental disclosure requirements became effective for SMC on April 1, 2013 and were required to be presented retrospectively for prior periods.

Presentation of Comprehensive Income

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. The ASU requires an entity to present the total of comprehensive income, the components of net income, and the components of Other Comprehensive Income (OCI) either in a single continuous statement of comprehensive income or in two separate but consecutive statements. SMC selected the two-statement approach. Under this approach, SMC is required to present components of net income and total net income in the Statement of Income. The Statement of Comprehensive Income follows the Statement of Income and includes the components of OCI and a total for OCI, along with a total for comprehensive income. The ASU removed the option of reporting OCI in the statement of changes in stockholders’ equity. This ASU became effective for SMC on April 1, 2012 and a Statement of Comprehensive Income is included in these Consolidated Financial Statements.

Fair Value Measurement

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. The ASU created a common definition of fair value for GAAP and IFRS and aligned the measurement and disclosure requirements. It required significant additional disclosures both of a qualitative and quantitative nature, particularly for those instruments measured at fair value that are classified in Level 3 of the fair value hierarchy. Additionally, the ASU provided guidance on when it is appropriate to measure fair value on a portfolio basis and expanded the prohibition on valuation adjustments where the size of the Company’s position is a characteristic of the adjustment from Level 1 to all levels of the fair value hierarchy. The ASU became effective for SMC on April 1, 2012 and did not have any material impact of SMC’s consolidated financial position or results of operations.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

Investment Companies

In June 2013, the FASB issued ASU No. 2013-08, Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement, and Disclosure Requirements. This ASU introduces a new approach for assessing whether an entity is an investment company. To determine whether an entity is an investment company for accounting purposes, SMC will now be required to evaluate the fundamental and typical characteristics of the entity including its purpose and design. The amendments in the ASU will be effective for SMC in the first quarter of 2014-15. Earlier application is prohibited. No material impact is anticipated from adopting this ASU.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists (a consensus of the FASB Emerging Issues Task Force). As a result of applying this ASU, an unrecognized tax benefit should be presented as a reduction of a deferred tax asset for a net operating loss (NOL) or other tax credit carry-forward when settlement in this manner is available under the tax law. The assessment of whether settlement is available under the tax law would be based on facts and circumstances as of the balance sheet reporting date and would not consider future events (e.g., upcoming expiration of related NOL carry-forwards). This classification should not affect an entity’s analysis of the realization of its deferred tax assets. Gross presentation in the roll forward of unrecognized tax positions in the notes to the financial statements would still be required. This ASU is effective for SMC in its 2014-15 fiscal year, and may be applied on a prospective basis to all unrecognized tax benefits that exist at the effective date. SMC has the option to apply the ASU retrospectively. Early adoption is also permitted. The impact of adopting this ASU is not expected to be material to SMC.

Accounting for Financial Instruments—Credit Losses

In December 2012, the FASB issued a proposed ASU, Financial Instruments-Credit Losses. This proposed ASU, or exposure draft, was issued for public comment in order to allow stakeholders the opportunity to review the proposal and provide comments to the FASB and does not constitute accounting guidance until a final ASU is issued. The exposure draft contains proposed guidance developed by the FASB with the goal of improving financial reporting about expected credit losses on loans, securities and other financial assets held by banks, financial institutions, and other public and private organizations. The exposure draft proposes a new accounting model intended to require earlier recognition of credit losses, while also providing additional transparency about credit risk. The FASB’s proposed model would utilize a single “expected credit loss” measurement objective for the recognition of credit losses for loans and other receivables at the time the financial asset is originated or acquired and for securities where fair value is less than cost, replacing the multiple existing impairment models in GAAP, which generally require that a loss be “incurred” before it is recognized. The FASB’s proposed model represents a significant departure from existing GAAP, and may result in material changes to the Company’s accounting for financial instruments. The impact of the FASB’s final ASU on the Company’s financial statements will be assessed when it is issued. The exposure draft does not contain a proposed effective date; this would be included in the final ASU, when issued.

Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists (a consensus of the FASB Emerging Issues Task Force). As a result of applying this ASU, an unrecognized tax benefit is presented as a reduction of a deferred tax asset for a net operating loss (NOL) or other tax credit carry-forward when settlement in this manner is available under the tax law. The assessment of whether settlement is available under the tax law is based on facts and circumstances as of the balance sheet reporting date and does not consider future events (e.g., upcoming expiration of related NOL carry-forwards). This classification does not affect an entity’s analysis of the realization of its deferred tax assets. Gross presentation in the roll forward of unrecognized tax positions in the notes to the financial statements is still required. This ASU will be effective for SMC on April 1, 2014. The impact of adopting this ASU will not be material to SMC.

Discontinued Operations

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and

Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The ASU changes the criteria for reporting discontinued operations while enhancing disclosures. Under the ASU, only disposals representing a strategic shift in operations, such as a disposal of a major geographic area, a major line of business or a major equity method investment, may be presented as discontinued operations. Additionally, the ASU requires expanded disclosures about discontinued operations that will provide more information about the assets, liabilities, income, and expenses of discontinued operations. The ASU also requires disclosure of the pretax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The ASU will be effective prospectively for all disposals (or classifications as held for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014 and for interim periods within those years. The ASU does not permit an entity to apply the amended definition of discontinued operations to a component of an entity that was classified as held-for-sale before the effective date. Early adoption is permitted, but only for disposals (or classifications as held for

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

sale) that have not been reported in financial statements previously issued or available for issuance. The ASU will result in fewer disposals being reported as discontinued operations. SMC does not expect adoption of the ASU to have a material effect on SMC’s financial statements.

Other Potential Amendments to Current Accounting Standards

The FASB and International Accounting Standards Board, either jointly or separately, are currently working on several major projects, including amendments to existing accounting standards governing financial instruments discussed above, revenue recognition and consolidation. The FASB is also working on a joint project that would require substantially all leases to be capitalized on the balance sheet. Additionally, the FASB has issued a proposal on principal-agent considerations that would change the way the Company needs to evaluate whether to consolidate VIEs and non-VIE partnerships. The principal-agent consolidation proposal would require all VIEs, including those that are investment companies, to be evaluated for consolidation under the same requirements. All of these projects may have significant impacts for the Company. Upon completion of the standards, the Company will need to re-evaluate its accounting and disclosures. However, due to ongoing deliberations of the standard setters, the Company is currently unable to determine the effect of future amendments or proposals.

3.

Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R“Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

4.

Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of	March 31, 2014	September 30, 2014	September 30, 2014
			US $
Receivable from clearing organizations	963,748	983,623	15,885
Total	963,748	983,623	15,885

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of	March 31, 2014	September 30, 2014	September 30, 2014
			US $
Equity shares	1,255,525	1,132,478	18,289
Commodities	192,523	284,071	4,588
Total	1,448,048	1,416,549	22,877

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

7.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of	March 31, 2014	September 30, 2014	September 30, 2014
			US $
Exchange traded derivatives held for trading	763,097	786,120	12,696
Total	763,097	786,120	12,696

8.

Other Assets

Other assets consist of:

As of	March 31, 2014	September 30, 2014	September 30, 2014
			US $
Advance to BCCL	294,428	214,416	3,463
Prepaid expenses	40,373	41,547	671
Security deposits	49,911	41,506	670
Advance tax, net	66,690	116,724	1,885
Others	1,142,228	1,048,878	16,939
Total	1,593,630	1,463,071	23,628

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co. Limited for the period of eight years ending on April 14, 2016.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily includes advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

9.

Property and Equipment

Property and equipment consist of:

As of	March 31, 2014	September 30, 2014	September 30, 2014 US $
Land	-	-	-
Building	55,982	61,653	995
Equipment	96,773	96,892	1,565
Furniture and Fixture	187,401	205,781	3,323
Computer Hardware	319,929	319,493	5,160
Vehicle	40,946	43,898	709
Satellite Equipment	36,822	37,646	608

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Total property and equipment	737,853	765,363	12,360
Less: Accumulated depreciation	593,759	607,564	9,812
Total property and equipment, net	144,094	157,799	2,548

Depreciation expense amounted to ` 16,193 and ` 30,112 for the three and six months ended September 30, 2014 respectively. Depreciation expense amounted to ` 17,841 and ` 37,121 for the three and six months ended September 30, 2013 respectively.

Property and equipment includes following assets under capital lease:

As of	March 31, 2014	September 30, 2014	September 30, 2014 US $
Vehicle	17,416	17,416	281
Total leased property and equipment	17,416	17,416	281
Less: Accumulated depreciation	7,486	8,935	144
Total leased property and equipment, net	9,930	8,481	137

10.

Intangible Assets

Intangible assets consist of:

As of	March 31, 2014	September 30, 2014	September 30, 2014 US $
Intangible assets subject to amortization
Software	130,522	131,122	2,118
Customer relationship/Customer Database	10,271	10,271	166
Intangible assets not subject to amortization
Goodwill	119,058	119,058	1,923
Membership in exchanges	5,393	5,546	90
Total intangible assets	265,244	265,997	4,297
Less: Accumulated amortization	139,458	140,679	2,273
Total intangible assets, net	125,786	125,318	2,024

Amortization expense amounted to ` 1,880 and ` 2,585 for the three and six months ended September 30, 2014 respectively. Amortization expense amounted to ` 811 and ` 2,041 for the three and six months ended September 30, 2013 respectively.

11.

Investments

Investments consist of:

As of	March 31, 2014	September 30, 2014	September 30, 2014 US $
Trading Investment	237,434	236,374	3,818
Other investment	28,186	34,386	555
Total	265,620	270,760	4,373

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

SMC Global holds 49,000 shares, representing 40% interest in Trackon Telematics Private Limited. The Group accounts for its investment in Trackon Telematics Private Limited under equity method of accounting. In view of continuous losses and non availability of any financial information of Equity Investee, the management has decided to write off the value of investment. The carrying amount of equity investments without readily determinable market value is ` Nil and ` Nil as on March 31, 2014 and September 30, 2014.

Trading investment consists of investment in shares, mutual fund and derivatives and includes ` 8,489 as of September 30, 2014 of net unrealized gain/(loss).

12.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was ` 427,222 and ` 541,981 as of March 31, 2014 and September 30, 2014, respectively, at average effective interest rates of 11.05% and 10.63%, respectively.  Deposits have been pledged by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were ` 61,190 and ` 61,527 at March 31, 2014 and September 30, 2014, respectively.

               Long Term Debt

(a)

Long term debt outstanding comprises of loans taken against vehicles. The long term debt was ` 4,714 and ` 8,352 at March 31, 2014 and September 30, 2014, respectively, at average effective interest rates of 10.07% and 10.07%, respectively.  Long term debt is secured by hypothecation of vehicles.

(b)

Long-term debt outstanding comprises of loan facilities from financial institution. The long-term debt was ` 86,244 and ` 36,000 at March 31, 2014 and September 30, 2014, respectively, at average effective interest rates of 11% & 11.85% , respectively.

Refer Note 19 for assets pledged as collateral.

13.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI, NSE and BSE in India. The Company is required to maintain net capital of ` 30,000 in NSE and ` 30,000 in BSE. As of March 31, 2014 and September 30, 2014, the net capital as calculated in the periodic reports was ` 1,291,538 and ` 1,369,795 which was in excess of its net capital requirement.

SMC Comtrade is subject to regulations of MCX, NCDEX, ICEX, NMCE, NCDEX Spot, ACE, NSEL and UCX in India, which specifies minimum net capital requirements of ` 5,000 in each. As of March 31, 2014 and September 30, 2014, the net capital as calculated in the periodic reports was ` 1,244,538 and ` 1,284,356, which was in excess of its net capital requirement.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand. As of March 31, 2014 and September 30, 2014, the net capital as calculated in the periodic reports was USD 1,305 thousand and USD 1,123 thousand.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of ` 50,000. As of March 31, 2014 and September 30, 2014, the net capital as calculated in the periodic reports was ` 58,421 and ` 76,784, which was in excess of its net capital requirement.

14.

Payable to Broker Dealers and Clearing Organizations

As of	March 31,2014	September 30, 2014	September 30, 2014 US $
Payable to clearing organizations	668,865	746,971	12,064
Commission payable	50,571	81,064	1,309
Total	719,436	828,035	13,373

15.

Accounts Payable, Accrued Expenses and Other Liabilities

As of	March 31,2014	September 30, 2014	September 30, 2014 US $
Security deposits	22,941	24,382	394
Accrued expenses	99,760	200,559	3,239
Other liabilities	51,144	79,310	1,281
Employee Benefits	66,263	72,632	1,173
Salary payable	52,025	51,508	832
Others	25,792	44,366	716
Total	317,925	472,757	7,635

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

16.

Distribution Income

The net distribution income comprises of:

Quarter ended September 30,	September 30, 2013	September 30, 2014	September 30, 2014 US $
Gross distribution revenue	73,094	93,764	1,514
Less: Distribution revenues attributable to sub-brokers	69,317	80,198	1,295
Net distribution income	3,777	13,566	219

Six months ended September 30,	September 30, 2013	September 30, 2014	September 30, 2014 US $
Gross distribution revenue	180,908	163,719	2,644

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Less: Distribution revenues attributable to sub-brokers	170,774	140,470	2,269
Net distribution income	10,134	23,249	375

17.

Employee benefits

The Gratuity Plan

Net gratuity cost for the three and six months ended September 30, 2013 and 2014 comprises the following components:

Quarter ended September 30,	2013	2014	2014 US $
Service cost	1,917	1,819	29
Interest cost	551	830	13
Amortization	(269)	(799)	(13)
Net gratuity costs	2,199	1,850	29

Six months ended September 30,	2013	2014	2014 US $
Service cost	3,996	3,327	54
Interest cost	1,179	1,518	25
Amortization	(578)	(1,459)	(24)
Net gratuity costs	4,597	3,386	55

Provident Fund

The Company’s contribution towards the provident fund amounted to `4,343 and `7,634 for the three and six months ended September 30, 2014 respectively.

The Company’s contribution towards the provident fund amounted to ` 3,336 and ` 6,697 for the three and six months ended September 30, 2013 respectively.

18.

Income Taxes

The effective tax rate was 32.445% and 32.445% in the three and six months ended September 30, 2014 respectively. The effective tax rate was 32.445% and 32.445% for the three and six months ended September 30, 2013 respectively.

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2012-13 and onwards.  The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

19.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of	March 31, 2014	September 30, 2014	September 30, 2014 US $
Fixed deposits	2,149,444	2,402,237	39,997
Securities owned	831,878	790,516	12,767
Total	2,981,322	3,192,753	52,764

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares from Kotak Mahindra Bank, Citi Bank, Induslnd Bank and HDFC Bank. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank, Yes Bank, DCB Bank and IndusInd Bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26% holding in SMC Comtrade.

20.

Earnings Per Share

The following is a reconciliation of the equity shares used in the computation of basic and diluted earnings per equity share:

Quarter ended	September 30, 2013	September 30, 2014
Weighted average shares outstanding-Basic & Diluted (Par value of `2 for qtr. ending September 30, 2013, Par value of `2 for qtr. ending September 30, 2014)	113,134,450	113,134,450

Half year ended	September 30, 2013	September 30, 2014
Weighted average shares outstanding-Basic & Diluted (Par value of `2 for half year ending September 30, 2013, Par value of `2 for half year ending September 30, 2014)	113,134,450	113,134,450

Income available to common stock holders of the group used in the basic and diluted earnings per share calculation was determined as follows:

Quarter ended	September 30, 2013	September 30, 2014	September 30, 2014 US $
Income available to the common shareholders of the group	79,673	71,273	1,151
Net Income available for calculating diluted earnings per share	79,673	71,273	1,151
Basic earnings per share	0.70	0.63	0.01
Diluted earnings per share	0.70	0.63	0.01

Half year ended	September 30, 2013	September 30, 2014	September 30, 2014 US $
Income available to the common shareholders of the group	129,896	250,983	4,053

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Net Income available for calculating diluted earnings per share	129,896	250,983	4,053
Basic earnings per share	1.15	2.22	0.04
Diluted earnings per share	1.15	2.22	0.04

21.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Quarter ended September 30, (in %)	2013	2014
Revenue from top two customers	10.40	4.11
Revenue from top five customers	14.99	4.67
Revenue from top ten customers	19.90	6.01

Six months ended September 30, (in %)	2013	2014
Revenue from top two customers	8.70	4.47
Revenue from top five customers	14.74	6.27
Revenue from top ten customers	20.60	8.09

22.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

        The Group has recognized the following segments on the basis of Business activities carried on (including by its subsidiaries), in respect of which financial statements are consolidated with the financial statements of the Company.

        The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Quarter ended September 30,	2014
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	544,088	93,515	81,394	38,266	(5,160)	23,496	194	(14,144)	761,649	12,301
Earnings after taxes	78,088	(36,582)	9,349	8,823	1,712	8,954	1,155	-	71,499	1,155
Total assets	(92,648)	126,731	12,289	11,231	(18,823)	6,730	2,210	(183,581)	(135,861)	(2,194)

Quarter ended September 30,	2013
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	435,470	177,190	78,711	13,808	4,229	12,465	(3,238)	(8,738)	709,897	11,344
Earnings after taxes	36,055	46,535	9,344	(10,168)	5,536	(4,905)	(2,498)	-	79,899	1,277
Total assets	(426,353)	(771,022)	8,111	(5,363)	44,770	(2,244)	3,005	696,007	(453,089)	(7,240)

Six months ended September 30,	2014
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,146,168	286,475	159,598	52,611	13,652	38,793	4,169	(27,871)	1,673,595	27,028
Earnings after taxes	153,853	34,069	17,791	3,388	23,920	13,967	4,425	-	251,413	4,061
Total assets	10,008,344	1,932,475	303,984	151,149	922,863	103,562	30,824	(3,684,200)	9,769,001	157,768

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Six months ended September 30,	2013
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	860,276	332,138	149,337	26,950	26,757	19,859	(2,330)	(15,164)	1,397,823	22,336
Earnings after taxes	59,707	56,007	23,917	(20,035)	20,912	(7,902)	(2,128)	-	130,478	2,085
Total assets	8,307,102	1,740,656	250,561	147,675	757,083	82,969	27,835	(2,924,598)	8,389,283	134,057

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

23.

Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to ` 109,004 and ` 43,041 for the year ended March 31, 2014 and half year ended September 30, 2014 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2014 and September 30, 2014, guarantees of ` 4,260,075 and ` 5,410,075 are provided by various banks to exchange clearing houses and sale tax authorities for the Group, in the ordinary course of business, as a security for due performance and fulfillment by the Group of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 0.6% to 0.85% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee and classify in the income statement under ‘interest expense’. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

SMC Group has diversified business interests and its activities are within the frame work, rules and regulations devised by Statute from time to time. These activities are subject to periodic inspection by government and its appointed regulatory authorities, which may sometimes result in litigation. Sometimes these litigations may have outcome in the form of   adverse judgments, fines or penalties. However outcome of the  the action in the below case  may turn out to be adverse, but considering the case in entirety, SMC's management believes that adverse judgment, if any,  will not have a material adverse effect on the financial statements of the Group.

SMC Group has one Show Cause Notice, issued by SEBI, pending as on date of reporting. Details of the show cause notice are as under;

SHOW CAUSE NOTICE UNDER REGULATIONS 25 AND 38 OF SEBI (INTERMEDIARIES) REGULATIONS, 2008 VIDE NOTICE NO. EAD/ENQ/JJ/AK/568/2014DATED 6TH JANUARY 2014,

A Show Cause Notice (SCN) dated 6th January, 2014 was issued to SAM Global Securities limited (which was merged with SMC Global Securities Limited w.e.f. 26th February 2009 vide order of Delhi High Court). SCN was issued under regulations 25 and 38 of Securities and Exchange Board of India (Intermediaries) Regulations, 2008 in relation to transactions by one client in the scrip of Gangotri Textiles Limited during the period 7th April, 2006 to 31st May, 2006. We have already submitted our reply and written submissions and also have explained our stand during the personal hearing before the designated authority. Last communication in the matter was on 4th August, 2014 when we have given additional submissions to the designated authority in writing.

24.

Subsequent Events

1.

The Company has filed Draft Red Herring Prospectus (DRHP) with the Securities and Exchange Board of India (SEBI) on October 20, 2014 for Further Public Offer aggregating up to INR 1,250 million. The issue comprises a fresh issue of equity shares aggregating up to INR 1,070 million by our company and an offer for sale by Millennium Investment & Acquisition Company Inc. of equity shares aggregating up to INR 180 million.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

2.

The Board of Directors has recommended and declared the Interim Dividend @ 12% i.e. ` 0.24 per equity share of face value of ` 2 each amounting to ` 27.15 million to its equity shareholders, as recommended by the Audit Committee, at its meeting held on October 31, 2014.